EXHIBIT 23:  CONSENT OF INDEPENDENT ACCOUNTANTS




Board of Directors
20Th Century Industries


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-61355) pertaining to 20th Century Industries Savings and Security Plan of our report dated February 2, 1996, with respect to the con-soklidated financial statements and schedules of 20th Century Industries, included in the Form 10-K for the year ended December 31, 1995.


                                                 ERNST & YOUNG LLP



Los Angeles, California

February 2, 1996